UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2013

 __________

 SED INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-35094	22-2715444
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3505 Newpoint Place, Suite 450
Lawrenceville, Georgia	30043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 243-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 29, 2013, SED International Holdings, Inc. (the “Company”) received a notice (the “Notice”) from Wells Fargo Bank, National Association (“Wells Fargo”), as agent under the Loan and Security Agreement, dated September 21, 2005, by and among the Company, SED International, Inc., SED Magna (Miami), Inc., Wells Fargo, and the other lenders party thereto, as amended (the “Loan Agreement”), stating that Wells Fargo believes that the transition of the Company’s Board of Directors on October 17, 2013 constitutes an “Event of Default” under the Loan Agreement as a “Change of Control” of the Company.

Based on the advice of counsel, the Company does not believe that a “Change of Control” has occurred under the terms of the Loan Agreement.

The Notice states that, effective as of November 1, 2013, Wells Fargo will charge the Company the default rate of interest under the Loan Agreement, which is equal to 2.25% per annum in excess of the Prime Rate as to Prime Rate Loans and 4.25% per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, and an increased letter of credit fee equal to 2.00% per annum in excess of the Applicable Margin for Eurodollar Rate Loans on the average daily maximum amount available to be drawn under all outstanding letters of credit.

As of October 29, 2013, the Company has $15,856,401 outstanding under the Loan Agreement, all of which constitute Eurodollar Rate Loans. As of the same date, the Company has an aggregate amount of $38,500 in letters of credit outstanding under the Loan Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2013, Jack H. Jacobs resigned from the Board of Directors of the Company, effective immediately. Mr. Jacobs’ resignation was not due to any disagreement with the Company.

On October 30, 2013, Arnold Kezsbom was appointed to the Board of Directors of the Company. The Board has determined Mr. Kezsbom to be an independent director, and he will serve as a member of the Audit Committee and the Compensation Committee and as the Chair of the Nominating and Corporate Governance Committee. Mr. Kezsbom was not selected as a director pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K. The Company has entered into an indemnification agreement with Mr. Kezsbom, on the same form as with other directors, providing for indemnification to the fullest extent permitted by law. A form of the director indemnification agreement has been filed as an exhibit to the Company’s Form 8-K filed on October 28, 2013. Mr. Kezsbom will receive standard board compensation, as set forth in the Company’s Form 8-K filed on October 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

By:	/s/ Hesham M. Gad
Hesham M. Gad
Executive Chairman of the Board

Date: November 1, 2013